Exhibit 23.A
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-158205) and related Prospectus of El Paso Corporation, and in the following Registration Statements on Form S-8:

Form S-8 No.	Pertaining to:
333-168695	El Paso Corporation 2005 Omnibus Incentive Compensation Plan
333-162995	El Paso Corporation 2005 Omnibus Incentive Compensation Plan
333-127951	El Paso Corporation Retirement Savings Plan
333-126599	El Paso Corporation 2005 Omnibus Incentive Compensation Plan
333-126597	El Paso Corporation 2005 Compensation Plan for Non-employee Directors
333-96959	El Paso Corporation Employee Stock Purchase Plan
333-26813	El Paso Energy Corporation Retirement Savings Plan
333-26831	El Paso Natural Gas Company Omnibus Plan for Management Employees
333-26823 and 333-94717	El Paso Energy Corporation Strategic Stock Plan
033-46519	Omnibus Compensation Plan and Stock Option Plan for Non-employee Directors
033-49956	El Paso Natural Gas Company Retirement Savings Plan
033-51851	El Paso Natural Gas Company Stock Option Plan for Management Employees
033-57553	1995 Omnibus Compensation Plan, 1995 Incentive Compensation Plan and 1995 Compensation Plan for Non-employee Directors
033-51853	El Paso Natural Gas Company Incentive Compensation Plan
333-75781	El Paso Energy Corporation Sonat Savings Plan
333-78949	El Paso Energy Corporation Employee Stock Purchase Plan
333-78951	El Paso Energy Corporation Deferred Compensation Plan
333-78979	El Paso Corporation 1999 Omnibus Incentive Compensation Plan and El Paso Energy Corporation Omnibus Plan for Management Employees
333-94719	El Paso Energy Corporation Omnibus Plan for Management Employees
333-64240	El Paso Corporation 2001 Stock Option Plan for Non-employee Directors
333-31060	El Paso Corporation Coastal Aruba Refining Company N.V. Thrift Plan (formerly Coastal Aruba Refining Company N. V. Thrift Plan)
of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedule of El Paso Corporation, and the effectiveness of internal control over financial reporting of El Paso Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Houston, Texas
February 28, 2011